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                                                       CONFIDENTIALITY AGREEMENT


First Union Securities, Inc.
(dba) Wachovia Securities
301 South College Street, 4th Floor
Charlotte, North Carolina  28288-8905

Ladies and Gentlemen:

       You have advised us that you are acting on behalf of Signal Technology Corporation ("Signal" or the "Company") in its consideration of a possible sale of the Company and you have agreed to discuss with us a possible transaction (the "Transaction") involving the Company and/or its stockholders, which may include a possible merger, acquisition of stock or assets, or other extraordinary transaction involving the Company. As a condition to such discussions, you have required that we agree to keep strictly confidential all Information (as defined below) conveyed to us regarding this matter.

       This letter will confirm our agreement with you and Signal to retain in strict confidence all information (whether oral or written) conveyed to us by Signal, its agents, or you regarding the Company (collectively, the "Information"), unless such Information is publicly available, we can clearly establish that such Information was known to us, without any known direct or indirect obligation of confidentiality, prior to your disclosure, or such Information is or becomes available to us on a nonconfidential basis from a source other than you, Signal, or its agents, provided that such other source is not bound by a known confidentiality agreement with you or Signal. We will use such Information only in connection with our consideration of whether to enter into the Transaction and will not otherwise use it in our business or disclose it to others, except that we shall have the right to communicate the Information to such of our directors, officers, advisors, employees, and affiliates (if any) who are required by their duties to have knowledge thereof, provided that each such person is informed that such Information is strictly confidential and subject to this agreement and agrees not to disclose or use such Information except as provided herein. We hereby agree to be responsible for any breach of this agreement by our officers, directors, advisors, employees, and/or affiliates or any of our representatives. In the event that we become legally compelled by deposition, subpoena, or other court or governmental action to disclose any of the confidential Information covered by this agreement, we shall provide Signal with prompt prior written notice to that effect, and we will cooperate with Signal if it seeks to obtain a protective order concerning such confidential Information.

       Except during the ordinary course of business, we agree not to initiate contact, or engage in discussions, with any employee, customer, or supplier of Signal without the express prior written consent of you or the Company. Unless we complete a Transaction with the Company, we agree not to hire or solicit for employment any officers or management employees of the Company, without the written consent of the Company, for a period of two years from the date of this letter; provided, however, that advertisements by way of newspapers, magazines, trade publications, internet or general media or non-directed executive search shall not constitute a violation of this provision.

       Until the expiration of two years from the date of this letter, we will not and will ensure that our officers, directors, advisors, employees, and affiliates will not, without the prior written approval of the Board of Directors of the Company, (i) acquire or agree to acquire or make any proposal to acquire directly or indirectly any securities or property of the Company;
(ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company;
(iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the Company; or (iv) otherwise act alone or in concert with others, directly or indirectly, to seek to control, advise, change, or influence the management, Board of Directors, or policies of the Company.

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                                                       CONFIDENTIALITY AGREEMENT
                                                                          Page 2


       We acknowledge that neither Signal nor any of its directors, officers, employees, stockholders, or agents make any representation as to the accuracy or completeness of the Information and that neither Signal nor any of its directors, officers, employees, stockholders, or agents shall have any liability to us as a result of our use of such Information.

       We also agree that without prior written consent of Signal, we and our officers, directors, advisors, employees, and affiliates will not disclose to any other person that we have received such Information, that we are in discussions or negotiations with you and Signal in connection with the Transaction, or that the Board of Directors of Signal is contemplating the Transaction.

       We acknowledge and will advise all of our directors, officers, employees, affiliates, and other representatives who are informed of the matters which are the subject of this letter that U.S. securities laws prohibit any person who has material, nonpublic information concerning an issuer of publicly held securities from purchasing or selling such securities.

       We acknowledge that Signal reserves the right to reject any or all offers relating to the Transaction. We further acknowledge that Signal reserves the right to discontinue discussions at any time and to conduct the process relating to the Transaction as in its sole discretion it shall determine (including, without limitation, negotiating with any prospective purchasers, and entering into a definitive agreement without prior notice to us or any other person or to change any procedures relating to such sale without notice to us or any other person). We shall have no claim against Signal or any of its directors, officers, representatives, affiliates, or agents arising out of or relating to any Transaction other than as against them as named parties to a definitive agreement and only in accordance with the express terms and conditions thereof.

       We agree to take all reasonable precautions to prevent loss or theft of any Information while in our possession. Upon the Company's request, we agree to return to you all written Information provided to us relating to Signal. We also agree to destroy any memoranda, notes, emails, or other writings or electronic files prepared by us or our representatives based on such Information, together with all copies of such Information in our possession or under our control to which we have access. We agree that neither Signal nor First Union Securities, Inc. shall be obligated to pay any fees on our behalf to any brokers, finders, or other parties claiming to represent us in this Transaction. Without limiting the generality of the nondisclosure agreements contained herein above, it is further understood that we are strictly prohibited by this letter from acting as a broker or an agent using any of the Information provided to us.

       We acknowledge that unauthorized disclosure of any Information would cause substantial and irreparable damage to the business and competitive position of Signal, and we agree that the Company shall be entitled to injunctive relief in the event of any breach or threatened breach of the terms of this letter agreement in addition to such other remedies as may be available at law or equity. We further agree to reimburse Signal and/or First Union Securities, Inc. for all costs associated with the enforcement of this letter agreement resulting from our breach or threatened breach hereof. The parties hereto acknowledge that any action or proceeding arising out of or relating to this letter agreement shall be determined by the United States District Court for the District of Massachusetts and this agreement shall be interpreted and construed in its entirety in accordance with the laws of The Commonwealth of Massachusetts. This Agreement shall expire two years from the date written below.



                                          Name:    /s/ Augustus duPont
                                                   ----------------------------

                                          Title:   Vice President
                                                   ----------------------------

                                          Company: Crane Co.
                                                   ----------------------------

                                          Date:    June 11, 2002
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